UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 20, 2010

ECHELON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-29748	77-0203595
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 Meridian Avenue

San Jose, California 95126

(Address of principal executive offices, including zip code)

(408) 938-5200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 20, 2010, the Board of Directors of Echelon Corporation (the “Company”) approved the grant of a $250,000 bonus to Robert R. Maxfield, payable in 33,289 fully vested shares of restricted stock under the Company’s 1997 Stock Plan, valued at the closing price of the Company’s common stock on August 20, 2010. Such closing price was $7.51. Mr. Maxfield was granted the bonus in recognition of his performance as the Company’s interim Chief Executive Officer from November 5, 2009 through August 18, 2010. Mr. Maxfield will remain employed by the Company on an interim basis, through no later than November 4, 2010, serving as an assistant to Ronald A. Sege, the Company’s newly appointed President and Chief Executive Officer, to assist in the transition. Mr. Maxfield may thereafter provide consulting services to the Company from time to time, on terms to be agreed. The terms and conditions of Mr. Maxfield’s continued employment, including his salary, will remain the same as during his tenure as interim Chief Executive Officer, as disclosed in the Company’s current report on Form 8-K filed on November 4, 2009. The form of restricted stock agreement under the Company’s 1997 Stock Plan will be filed with the Company’s next periodic report.

On August 20, 2010, the Board of Directors of the Company approved the issuance on August 24, 2010 to its senior management team, other than to Mr. Sege, of a total of 240,000 performance shares under the Company’s 1997 Stock Plan. The Board authorized the grants, which are subject to performance criteria identical to the criteria for the performance-based grant made to Mr. Sege on August 19, 2010, to assure that the goals of all executives are consistent. The grants included issuances to the following named executive officers: (i) Oliver R. Stanfield, Executive Vice President and Chief Financial Officer, 45,000 shares; (ii) Michael T. Anderson, Senior Vice President of NES Sales and Market Development, 45,000 shares; and (iii) Kathleen B. Bloch, Senior Vice President and General Counsel, 35,000 shares. Fifty percent (50%) of the performance shares will vest only if the Named Executive Officer remains employed with the Company through the first anniversary of the grant date and only if the Company reports four consecutive quarters of cumulative non-GAAP operating profit following the date of grant and on or prior to April 1, 2015. The remaining fifty percent (50%) of the performance shares will vest only if the Named Executive Officer remains employed with the Company through the second anniversary of the grant date and only if the Company reports a completed fiscal year with a specified non-GAAP operating profit following the date of grant and on or prior to April 1, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECHELON CORPORATION

By:	/S/ OLIVER R. STANFIELD
Oliver R. Stanfield Executive Vice President and Chief Financial Officer

Date: August 26, 2010

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